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                                                                   Exhibit 10(k)

                                  Humana Inc.

                 Regional Incentive Compensation Plan - Group I
                         Regional Senior Vice President

   I.            OBJECTIVES OF THE PLAN

                 The objectives of the Regional Management Incentive Compensation Plan are:

                 1. To optimize the profitability of Humana Inc., and each of its facilities consistent with the mission of Humana Inc.

                 2. To promote teamwork among members of management, as well as encourage excellence in the performance of individual responsibilities while emphasizing the improvement of quality patient care and satisfaction.

                 3. To provide significant opportunity for those members of regional management who have major responsibility within the Corporation.

  II.            ELIGIBILITY

                 Membership in this plan will be approved by the President and the Senior Vice President/Operations of Humana Inc.

 III.            AWARDS

                 1. Incentive compensation is generated by performance against annual objectives established by the President and the Senior Vice President/Operations of Humana Inc. as described in Attachment I.

                 2. Incentive compensation for individuals shall be based on the participant's paid salary, exclusive of any bonus or fringe benefits. The maximum incentive compensation shall not exceed one-hundred percent (100%) of paid salary.

                 3. All participants will automatically receive seventy-five percent (75%) of the available incentive compensation pool generated by performance against targeted objectives; the remaining twenty-five percent (25%) will be placed in a fund. All or part of this fund will be distributed among participants in this plan on a discretionary basis, which will take into account executive management's evaluation of individual performance against personal objectives. Any amounts remaining in this fund after all payments are made shall be retained by the Corporation and the fund shall terminate.

                 4. Incentive compensation will be paid to participants following distribution of the annual report to shareholders.

                 5. Incentive compensation is earned in addition to consideration for merit and promotional increases under the Corporation's wage and salary program.
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Incentive Compensation Plan-Group I
Regional Senior Vice President
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  IV.            EVALUATION OF PERFORMANCE

                 Evaluation of performance will be based on goals for the current fiscal year found in Attachment I.

                 Evaluation of performance against these goals will be the responsibility of the President and the Senior Vice President/Operations of Humana Inc. using the attached schedules. They shall establish a percentage of the incentive compensation pool that is available for participants in this plan based on the actual performance versus the attached incentive compensation measurements.

   V.            ADMINISTRATION OF THIS PLAN

                 The plan shall be administered by the President and the Senior Vice President/Operations of Humana Inc., and they shall have full power and final authority to construe, interpret, amend and administer the plan.

  VI.            ELIGIBILITY DURING FISCAL YEAR

                 An individual who becomes eligible, and with approval by the President and the Senior Vice President/Operations of Humana Inc., for participation in this plan due to employment, transfer or promotion during the fiscal year, will be eligible to receive partial incentive compensation based upon the participant's paid salary for the period of time eligible and the level of achievement in relation to targeted objectives for the fiscal year. In no event, however, will partial payments be made for any period of time of less than two months.

 VII.            INELIGIBILITY DURING FISCAL YEAR

                 A participant in this plan who becomes ineligible during the fiscal year due to transfer or change of position shall cease to be eligible for further participation in this plan on the date of transfer to the ineligible position. If the participant, prior to the date of transfer, had been in an eligible position for a minimum of two calendar months of the fiscal year, the participant will be eligible to receive partial incentive compensation based upon the participant's salary for the period of time eligible and the level of achievement in relation to targeted objectives for the fiscal year.
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Incentive Compensation Plan-Group I
Regional Senior Vice President
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VIII.            TERMINATION

                 Except as specifically provided herein to the contrary, in order to be eligible for incentive compensation, a participant must be an active employee at the time incentive compensation is paid. Termination of employment, voluntary or involuntary, prior to the date of payment will result in the forfeiture of any incentive compensation claims for any year.

  IX.            RETIREMENT

                 A participant who has been employed during the entire fiscal year for which incentive compensation is to be earned, but who is retired at the end of the fiscal year, will be eligible for full incentive compensation as determined in accordance with this plan. If a participant retires prior to the end of the fiscal year, but after April 30, the participant will be eligible to receive partial incentive compensation based upon the level of achievement in relation to targeted objectives for the fiscal year.

   X.            LEAVE OF ABSENCE OR DISABILITY

                 A participant who becomes disabled or who is granted a leave of absence after April 30 may, at the discretion of the President and the Senior Vice President/Operations, and under such rules as the President and the Senior Vice President/Operations of Humana Inc. may from time to time prescribe, be eligible to receive partial incentive compensation based upon the level of achievement in relation to targeted objectives for the fiscal year.

  XI.            DEATH

                 A participant who has been employed during the entire fiscal year for which incentive compensation is to be earned, but who dies prior to the date of payment, will be eligible for full incentive compensation. If participant dies after April 30 and before the end of the fiscal year, the participant's estate will be eligible to receive partial incentive compensation based upon the level of achievement in relation to targeted objectives for the fiscal year.

 XII.            QUALITY OF EARNINGS

                 The Chief Executive Officer reserves the right to pass upon the quality of earnings and to reduce any suspect earnings prior to calculation of Incentive Compensation awards.
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Incentive Compensation Plan-Group I
Regional Senior Vice President
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XIII.            PROFIT OBJECTIVE

                 Incentive Compensation generated for the Groups shall be accrued and deducted as an expense for the fiscal year in determining whether profit objectives have been achieved.

 XIV.            GENERAL PROVISIONS

                 1. Any deviation from accepted operating practices and accounting, including but not by way of limitation, unreasonable deferral of preventive or other maintenance, late processing of invoices or inconsistent accounting practices, significant adjustments to data, whether or not done by participant, may, at the discretion of the President of Humana Inc., reduce or forfeit a participant's claim or award under this plan.

                 2. No individual employee or any other person has any claim or right to be included in this plan or to be granted Incentive Compensation under this plan until such individual has been declared a participant and received an official written notice thereof in accordance with the procedures as set forth in this plan. In addition, all of the requirements and applicable rules and regulations of this plan must have been met including, but not limited to, the availability of funds for Incentive Compensation Awards, the determination of the extent to which goals have been met and the individual performance evaluations.

                 3. The designation of an individual as a participant under this plan does not alter the nature of the participant's employment relationship.

  XV.            CORPORATION'S RIGHT TO MODIFY OR TERMINATE

                 The corporation shall have the right to change, modify, or terminate this plan, with or without notice, in whole or in part, at any time.